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                                                                 Exhibit 10.10

                            CYTATION.COM INCORPORATED

                            STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement is made as of this 30th day of September, 1999 (this "AGREEMENT"), by and between CYTATION.COM INCORPORATED, a New York corporation (the "COMPANY"), and PNC INVESTMENT CORP., a Delaware corporation (the "INVESTOR").

     The Parties Hereby Agree as Follows:

1.   PURCHASE AND SALE.

     1.1  SALE AND ISSUANCE OF SERIES C NON-VOTING CONVERTIBLE PREFERRED STOCK.

     Subject to the terms and conditions of this Agreement, the Investor agrees to purchase at the Closing, and the Company agrees to sell and issue to the Investor at the Closing, against cash payment, one million (1,000,000) shares of Series C Non-Voting Convertible Preferred Stock (the "Series C Preferred Shares") of the Company each at a purchase price of $4.00 per share. The Designation of Rights and Preferences of the Series C Preferred Shares, which will be adopted by the Company's Board of Directors and filed with the New York Secretary of State, pursuant to Section 8.3 hereof, is attached hereto as
Exhibit 1.

     1.2  CLOSING.

     The purchase and sale of the Preferred Shares being purchased by the Investor shall take place on September 30, 1999, or at such other time and at such place as the Company and the Investor mutually agree upon (the consummation of such purchase and sale at such time and place is designated the "Closing"). At the Closing, the Company shall deliver to the Investor certificates representing the number of Series C Preferred Shares which the Investor is purchasing against delivery to the Company by the Investor of cash or a certified bank cashier's or other check reasonably acceptable to the Company, or by wire transfer to the Company's account, in the amount of four million United States Dollars ($4,000,000)

     1.3  USE OF PROCEEDS.

     The Company agrees to use the proceeds from the sale of the Preferred Shares for working capital purposes, for the repayment of outstanding obligations and for the reduction of trade debt.

2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company hereby represents and warrants to the Investor that, except as disclosed by the Company to the Investor in a letter of even date herewith:



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     2.1  INCORPORATION.

     The Company and its two subsidiaries, Collegelink.com Incorporated and Citation Corporation (the "Subsidiaries") is each a corporation, duly organized, validly existing and in good standing under the laws of the state or place of its incorporation. The Company and the Subsidiaries each has the full power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted. The Company does not have any direct or indirect subsidiaries other than the Subsidiaries. [

     2.2  CAPITALIZATION.

     The authorized capital of the Company consists of one hundred million (100,000,000) shares of Common Stock, $.001 par value per share ("Common Stock"), of which at Closing not more than nine million eight hundred forty-six thousand three hundred fourty (9,846,340) shares will be issued and outstanding, and ten million (10,000,000) shares of preferred stock, of which (i) two million five hundred thousand (2,500,000) shares have been designated Series A Preferred Shares, of which eight hundred ninety thousand (890,000) are issued and outstanding as of the date hereof; (ii) three hundred thousand (300,000) shares have been designated as Series B Preferred Stock, of which two hundred seventy nine thousand seven hundred seventy one (279,771) are issued and outstanding as of the date hereof and (iii) one million (1,000,000) shares have been designated as Series C Preferred Shares, of which none are issued and outstanding as of the date hereof. Immediately prior to the Closing, one million two hundred fifty thousand (1,250,000) shares of Common Stock will be reserved for issuance upon the conversion of the Series C Preferred Shares. Schedule 2.2 sets forth a complete list of all issuances of capital stock made by the Company other than those resulting from the reverse merger of the Company effective as of March 5, 1999.

     2.3  AUTHORIZATION.

     All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of all obligations of the Company under this Agreement and for the authorization, issuance and delivery of the Preferred Shares being sold hereunder has been or shall be taken prior to the Closing, and this Agreement, when executed and delivered, shall constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application. Issuance of the Preferred Shares is not, and issuance of the Common Stock issuable upon conversion of the Preferred Shares will not, be subject to preemptive rights or other preferential rights of any present or future stockholders in the Company.

     2.4  VALIDITY OF SECURITIES.

     The Preferred Shares to be purchased and sold pursuant to this Agreement, when issued, sold and delivered in accordance with its terms for the consideration expressed herein, shall be



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duly and validly issued fully paid and nonassessable. The Common Stock issuable upon conversion of the Preferred Shares has been duly and validly reserved and upon issuance will be duly and validly issued, fully paid and nonassessable.

     2.5  GOVERNMENTAL CONSENTS.

     All consents, approvals, orders, authorizations or registration, qualification, designation and declaration or filing with any federal or state governmental authority on the part of the Company required in connection with the consummation of the transactions contemplated herein shall have been obtained prior to, and be effective as of, the Closing or will be timely filed thereafter.

     2.6  COMPLIANCE WITH OTHER INSTRUMENTS.

     Neither the Company nor either of its Subsidiaries is in violation of any provisions of its respective Articles of Incorporation or Bylaws, any material mortgage, indenture, lease, agreement or other instrument to which the Company or either of its Subsidiaries is a party, or of any provision of any federal or state judgment, writ, decree, order, statute, rule or governmental regulation applicable to the Company or its Subsidiaries or by or which any property or assets of the Company or its Subsidiaries is bound or affected. The execution, delivery and performance of this Agreement will not result in any such violation or be in conflict with or constitute a default under any such provision.

     2.7  SEC DOCUMENTS.

     The Common Stock of the Company is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act') and the Company is in full compliance with and has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission ("SEC") pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d), (all of the foregoing including all filings, exhibits, financial statements, schedules and documents incorporated by reference therein being referred to herein as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The SEC Documents contain all material information concerning the Company, and no event or circumstance has occurred which would require the Company to disclose such event or circumstance in order to make the statements in the SEC Documents not misleading on the date hereof or on the Closing Date but which has not been so disclosed.


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     2.8  LITIGATION.

     There are no actions, proceedings, investigations or claims pending against the Company or either of its Subsidiaries, or to the knowledge of the Company threatened, which question the validity of this Agreement or which might result, either individually or in the aggregate, in any material adverse change in the financial condition, assets, operations, business or prospects of the Company, nor, to the knowledge of the Company, has there occurred any event or does there exist any condition which might properly be the basis therefor.

     2.9  PATENTS.

     The Company and its Subsidiaries own or have a valid right to use the patents, patent rights, licenses, trade secrets, trademarks, trademark rights, trade names or trade name rights or franchises, copyrights, inventions, and intellectual property rights being used to conduct the businesses of the Company and its Subsidiaries as now operated and as now proposed to be operated; and the conduct of such businesses as now operated and as now proposed to be operated does not and will not conflict with valid patents, patent rights, licenses, trade secrets, trademarks, trademark rights, trade names or trade name rights or franchises, copyrights, inventions, and intellectual property rights of others. Neither the Company nor either of its Subsidiaries (i) has any obligation to compensate any person or entity for the use of any such patents or rights or
(ii) has granted to any person or entity any license or other rights to use in any manner any of the patents or rights of the Company or its Subsidiaries, whether requiring the payment of royalties or not.

     2.10 FINANCIAL STATEMENTS.

     The Company has previously furnished true and complete copies of the following financial statements for the Company:

          (a) Statements of financial condition as of June 30, 1999 and June 30, 1998, and the related statements of operations and statements of changes in financial position for the years then ended, all certified by Radin Glass & Co., LLP., independent accountants, and (b) unaudited statements of financial condition as of August 31, 1999, and unaudited statements of operations for the two-month period then ended. All such financial statements have been prepared in conformity with generally accepted accounting principles applied on a basis consistent with prior periods (except for the omission of notes to the unaudited financial statements), fairly present, in all material respects, the consolidated financial condition of the Company as of dates thereof, and the consolidated results of operations of the Company for the periods indicated, and, in the case of unaudited statements, subject to normal and recurring year-end adjustments. Specifically, without limitation, such financial statements reflect, as of their respective dates, all material accrued liabilities and adequate reserves for all material un-accrued liabilities and for all reasonably anticipated material losses of the Company. The books of account of the Company fully and fairly reflect all of the transactions of such companies and are complete and accurate. The Company is not subject to any undisclosed material liability not (i) reflected in its August 31, 1999 unaudited financial statements referred to above or in the


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notes to the August 31, 1999 financial statements or (ii) incurred in the ordinary course of business since August 31, 1999. For purposes of this Agreement, all financial statements of the Company shall be deemed to include any notes to such financial statements.

     2.11 ABSENCE OF CERTAIN CHANGES.

     Since June 30, 1999, whether or not in the ordinary course of business, there has not occurred or arisen (a) any material adverse change in the financial condition, operations, business or prospects of the Company, or (b) any event, condition or state of facts of any character which materially or adversely affects, or may materially or adversely affect, the financial condition, operations, business or prospects of the Company.

     2.12 TAX RETURNS AND REPORTS.

     All federal income tax and state franchise tax returns and tax reports required to be filed by the Company and its Subsidiaries have been filed with the appropriate governmental agencies in all jurisdictions in which such returns or reports are required to be filed. All such returns and reports constitute complete and accurate representations, in all material respects, of the tax liabilities of the Company. All federal income tax and state franchise and other taxes (including interest and penalties) due from the Company have been fully paid or adequately provided for on the books and financial statements of the Company. None of the federal income tax returns of the Company have been audited by the Internal Revenue Service. The Company knows of no additional assessments or adjustments pending or threatened for any period, nor of any basis for any such assessment or adjustment. The Company, its Subsidiaries and its affiliates have not entered into any agreements with federal and state taxing authorities extending the statute of limitations with respect to the assessment of federal and state taxes for any period.

     2.13 PROPERTIES.

     The Company or its Subsidiaries have good and marketable title to the real and personal properties and assets and valid leasehold interests in the leased properties as and to the extent carried on the Company's books, including those reflected on the unaudited statements of financial condition as of August 31, 1999 referred to in paragraph 2.10 above, except properties and assets disposed of in the ordinary course of business since August 31, 1999, and none of such properties or assets is subject to any mortgage, pledge, charge, lien, security interest, encumbrance or joint ownership interest, except liens for taxes, assessments, or governmental charges or levies if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings.

     The use of any property of the Company or its Subsidiaries for the purpose for which it was acquired is not now, and, based upon the laws, regulations and ordinances in effect on the date of Closing, in the future will not be, curtailed to a material degree by any violations prior to the Closing by the Company or its Subsidiaries of any law, regulation or ordinance (including, without limitation, laws, regulations or ordinances relating to zoning, environmental protection, city planning or similar matters). The Company and its Subsidiaries each enjoy peaceful and



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undisturbed possession under all leases under which they are operating, and all said leases are valid and subsisting and in full force and effect.

         2.14     AGREEMENTS.

         Neither the Company nor its Subsidiaries have breached or received oral or written notice of any claim or threatened claim that the Company or its Subsidiaries have breached any of the terms or conditions of any agreement, contract, lease, commitment or understanding , whether oral or written, the breach or breaches of which singly or in the aggregate could materially or adversely affect the assets, financial condition, operations, business or prospects of the Company. To the best knowledge of the Company no party is in breach of its obligations under any agreement, contract, lease, commitment or understanding with the Company or any of its Subsidiaries.

         2.15     PENSION BENEFIT PLAN.

         Except for a 401(k) plan established by the Company in July 1999 (the "Plan"), the Company does not have or make contributions to any pension, defined benefit or defined contribution plans which are subject to the Federal Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Plan is intended to be "qualified" within the meaning of section 401(a) of the Code is so qualified and a current favorable determination to that effect has been issued by the IRS. Neither Company nor any member of the its "controlled group" as defined under section 414 of the Internal Revenue Code ("Code"), nor the Plan, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which the Company, the Plan, any such trust, or any trustee or administrator thereof, could, directly or indirectly, be subject to a civil penalty assessed pursuant to section 409 or 502(i) of ERISA, a tax imposed pursuant to section 4975 or 4976 of the Code, or any other liability.

         2.16     REGISTRATION RIGHTS.

         Except as set forth in EXHIBIT 2.16 hereto, no person or entity has demand or other rights to cause the Company to file any registration statement under the Securities Act of 1933, as amended (the "Act"), relating to any securities of the Company or any right to participate in any such registration statement.

         2.17     BROKERS.

         The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by the Investor relating to this Agreement or the transactions contemplated hereby.

         2.18     PERMITS; COMPLIANCE.

         Each of the Company and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates,



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approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Company Permits"), except for those Company Permits that if not possessed by the Company or its Subsidiaries would not have a material adverse effect on the financial condition, assets, operations, business or prospects of the Company. There is no action or proceeding pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits, except with respect to such Company Permits the failure of which to possess, or the cancellation or suspension of which, would not, individually or in the aggregate, have a material adverse effect on the financial condition, assets, operations, business or prospects of the Company or its Subsidiaries. Neither the Company nor its Subsidiaries is in conflict with, or in default or violation of, any of the Company Permits, except where such conflict, default or violation would not have a material adverse effect on the financial condition, assets, operations, business or prospects of the Company. Since June 30, 1999, neither the Company nor its Subsidiaries has received any notification with respect to possible conflicts, defaults or violations of applicable laws.

         2.19     INSURANCE.

         The Company and its Subsidiaries are each insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged.

         2.20     DISCLOSURE.

         Neither this Agreement, the financial statements referred in paragraph 2.10, nor any other agreement, document, certificate or written statement furnished to the Investor or its special counsel by or on behalf of the Company in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. To the best knowledge of the Company's executive officers, after reasonable inquiry, there is no fact within the knowledge of any of the executive officers of the Company which has not been disclosed herein or in writing by them to the Investor and which materially adversely affects, or in the future in their opinion may, insofar as they can now foresee, materially adversely affect the business, properties, assets or condition, financial or other, of the Company. Without limiting the foregoing, the Company has no knowledge or belief that there exists, or there is pending or planned, any patent, invention, device, application or principle or any statute, rule, law, regulation, standard or code which would materially adversely affect the condition, financial or other, or the operations of the Company.

         2.21     YEAR 2000 COMPLIANCE

         All of the computer systems of the Company and its Subsidiaries, and all of the computer software developed in connection with the products and services of the Company and its Subsidiaries offered to third parties, are Year 2000 Compliant. For the purposes of this subsection 2.21 "Year 2000 Compliant" shall mean the ability of the software and other


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processing capabilities of the Company to correctly interpret and manipulate all data, in whatever form, including printed form, screen displays, financing records, calculations and loan-related data, so as to avoid errors in processing that may otherwise occur because of the inability of the software or other processing capabilities to recognize accurately the year 2000 or subsequent dates.

3.   REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.

     The Investor represents and warrants to the Company as follows:

     3.1  AUTHORIZATION.

     When executed and delivered by the Investor, this Agreement will constitute the valid and legally binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application.

     3.2  ACCREDITED INVESTOR.

     The Investor is an "accredited investor" as that term is defined in Rule 501 promulgated under the Act.

4.   SECURITIES ACT OF 1933.

     4.1  INVESTMENT REPRESENTATION.

          (a) This Agreement is made with the Investor in reliance upon its representations to the Company, which by its acceptance hereof the Investor hereby confirms, that the Preferred Shares to be received will be acquired for investment for an indefinite period for its own account and not with a view to the sale or distribution of any part thereof, and that it has no present intention of selling or otherwise distributing the same, but subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control. By executing this Agreement, the Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell or transfer to such person any of the Preferred Shares or any Common Stock acquired on conversion of the Preferred Shares (all of such securities are hereinafter collectively referred to as the "SECURITIES").

          (b) The Investor understands that the Securities are not registered under the Act on the ground that the sale provided for in this Agreement and the issuance of securities is exempt pursuant to Section 4(2) of the Act and Rule 506 of Regulation D thereunder, and that the Company's reliance on such exemption is predicated on its representations set forth herein.

          (c) The Investor agrees that in no event will it make a disposition of any of the Securities, unless the Securities shall have been registered under the Act, unless and until (i) it


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shall have notified the Company with a statement of the circumstances surrounding the proposed disposition and (ii) it shall have furnished the Company with an opinion of counsel reasonably satisfactory to the Company to the effect that (A) such disposition will not require registration of such securities under the Act, and (B) that appropriate action necessary for compliance with the Act has been taken.

          (d) The Investor represents that it is able to fend for itself in the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, has the ability to bear the economic risks of its investment and has been furnished with and has had access to such information as would be made available in the form of a registration statement together with such additional information as is necessary to verify the accuracy of the information supplied and to have all questions which have been asked by the Investor answered by the Company.

          (e) The Investor understands that if a registration statement covering the Securities under the Act is not in effect when it desires to sell any of the Securities, it may be required to hold such Securities for an indeterminate period. The Investor also acknowledges that it understands that any sale of the Securities which might be made by it in reliance upon Rule 144 under the Act may be made only in limited amounts in accordance with the terms and conditions of that Rule.

     4.2  LEGENDS.

     All certificates for the Securities shall bear substantially the following legend:

     "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED BY THE ISSUEE FOR INVESTMENT PURPOSES. SAID SHARES MAY NOT BE SOLD OR TRANSFERRED UNLESS (A) THEY HAVE BEEN REGISTERED UNDER SAID ACT, OR (B) THE TRANSFER AGENT (OR THE COMPANY IF THEN ACTING AS ITS TRANSFER AGENT) IS PRESENTED WITH EITHER A WRITTEN OPINION SATISFACTORY TO COUNSEL FOR THE COMPANY OR A "NO-ACTION" OR INTERPRETIVE LETTER FROM THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE CIRCUMSTANCES OF SUCH SALE OR TRANSFER."


5.   CONDITIONS TO INVESTOR'S OBLIGATIONS AT CLOSING.

     The obligations of the Investor under paragraphs 1.1 and 1.2 of this Agreement are subject to the fulfillment at or before the Closing of each of the following conditions:

     5.1  REPRESENTATIONS AND WARRANTIES.


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     The representations and warranties contained in paragraph 2 hereof shall be true on and as of the Closing.

     5.2  PERFORMANCE.

     The Company shall have performed and complied with all agreements and conditions contained herein required to be performed or complied with by it on or before the Closing.

     5.3  RESERVATION OF SHARES.

     The Company shall have reserved one million two hundred fifty thousand (1,250,000) shares of its Common Stock for issuance upon the conversion of the Series C Preferred Shares.

     5.4  STATE SECURITIES LAWS.

     The Company will have complied with all requirements under all applicable state securities laws with respect to the offer and sale of the Preferred Shares and the Common Stock to be issued upon the conversion thereto.

     5.5  COMPLIANCE CERTIFICATE.

     There shall have been delivered to the Investor a certificate signed by the Company's president certifying that the conditions specified in paragraphs 5.1, 5.2, 5.3, 5.4, and 5.8 have been fulfilled.

     5.6  OPINION OF COUNSEL.

     There shall have been delivered to the Investor an opinion, attached as
Exhibit 2, of Mark T. Thatcher, counsel for the Company, to the effect that (i) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, (ii) this Agreement has been duly authorized, executed, and delivered by the Company and constitutes a valid and enforceable obligation of the Company in accordance with its terms and, after investigation deemed reasonable by such counsel under the circumstances, such counsel has no knowledge of any breach by the Company of its representations, warranties and covenants under this Agreement, (iii) the Series C Preferred Shares have been duly authorized, issued and delivered and are validly outstanding, (iv) upon issuance and sale of all of the Series C Preferred Shares purchased hereby, the Company shall have outstanding an aggregate of not more than nine million eight hundred forty-six thousand three hundred forty (9,846,340) shares of Common Stock and two million five hundred thousand (2,500,000) shares of Series A Preferred Shares, two hundred seventy nine thousand seven hundred seventy one (279,771) shares of Series B Preferred Stock and one million (1,000,000) shares of Series C Preferred Shares, (v) immediately prior to the Closing, the Company shall have reserved not more than one million (1,000,000) shares of Common Stock for issuance upon conversion of the Series C Preferred Shares, (vi) no approval or authorization of any other public body is necessary for the issuance and sale by the Company of the Series C Preferred Shares, and (vii) based in part upon the representations of the



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Investor, the offer, sale, and delivery of the Series C Preferred Shares under the circumstances contemplated by this Agreement constitutes an exempt transaction under the Act.

     5.7  PROCEEDINGS AND DOCUMENTS.

     All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions will be reasonably satisfactory in substance and form to the Investor and its counsel, and the Investor and its counsel will have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

     5.8  ADOPTED DESIGNATION OF RIGHTS AND PREFERENCES.

     An adopted Designation of Rights and Preferences in substantially the form attached hereto as Exhibit 1shall have been adopted by the Board of Directors of the Company and been filed with the New York Secretary of State.

6.   CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING.

     The obligations of the Company under paragraphs 1.1 and 1.2 of this Agreement are subject to the fulfillment at or before the Closing of each of the following conditions:

     6.1  WARRANTIES TRUE ON THE CLOSING DATE.

     The representations and warranties of the Investor contained in paragraphs 3 and 4 hereof shall be true on and as of the Closing with the same effect as though said representations and warranties had been made on and as of the Closing.

7.   REGISTRATION RIGHTS.

     7.1  SHARES INCLUDED IN REGISTRATION STATEMENT.

     The Company covenants and agrees to file a "shelf" registration statement with respect to all shares of Common Stock held by or issuable to the Investor. Such registration statement shall be filed promptly after the Company becomes eligible to file a registration statement on Form S-3 for a secondary offering.

     7.2  OBLIGATIONS OF THE COMPANY.

     In connection with the Registration Statement, the Company shall:

          (a) Use its best efforts to cause such Registration Statement to become and remain effective until all Registrable Shares have been sold or any Registrable Shares that have not been sold are eligible for resale under Rule 144 during a single three-month period.



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          (b)  Prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to permit the disposition of all of the Registrable Shares.

          (c) Furnish to the Investor such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as it may reasonably request in order to facilitate the disposition of the Registrable Shares owned by it.

          (d) Use its best efforts to register and qualify the Registrable Shares under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate for the distribution of the securities covered by the Registration Statement, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and further provided that (anything herein to the contrary notwithstanding with respect to the bearing of expenses) if any jurisdiction in which the securities shall be qualified shall require that expenses incurred in connection with the qualification therein of the securities be borne by selling shareholders, then such expenses shall be payable by selling shareholders pro rata, to the extent required by such jurisdiction.

          (e) Use reasonable efforts to assist the Investor in the marketing of Common Stock in connection with the registration contemplated herein.

          (f) Promptly notify the Investor in writing (i) at any time of the happening of any event as a result of which the prospectus included in the registration statement provided for herein, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) of any request by the SEC or any other regulatory body or other body having jurisdiction for any amendment or supplement to the registration statement or other document relating to such registration, and in either such case, at the request of the Investor prepare and furnish to such Investor a reasonable number of copies of a supplement to or an amendment of such prospect as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     7.3  FURNISH INFORMATION.

     It shall be a condition precedent to the obligations of the Company to take any action pursuant to this paragraph 7 that the Investor shall furnish to the Company such information regarding it, the Registrable Shares held by it, and the intended method of disposition thereof as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company.

     7.4  EXPENSES.

     All expenses incurred in connection with the Registration Statement, including without limitation all registration and qualification fees, printing and accounting fees, fees and disbursements of counsel for the Company, but excluding underwriting discounts and commissions shall be borne by the Company. The Investor shall bear the fees and costs of its own counsel (if different from counsel for the Company).

     7.5  INDEMNIFICATION.

     In the event any of the Registrable Shares are included in the Registration Statement under this paragraph 7:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless the Investor and every controlling person thereof against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities or actions in respect thereof arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or allegedly necessary to make the statements therein not misleading; and will reimburse the Investor, such underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subparagraph 7.5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Investor, any underwriter of Registrable Shares or controlling person thereof.

          (b) To the extent permitted by law, the Investor will indemnify and hold harmless the Company and every controlling person thereof, each of their directors, each of their officers who have signed such registration statement, each person, if any, who controls the Company within the meaning of the Act, and any underwriter of such Registrable Shares for the Company (within the meaning of the Act) against any losses, claims, damages, or liabilities to which the Company or any such director, officer, controlling person, or underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or allegedly necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by the Investor expressly for use in connection with such registration; and the Investor will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person or underwriter of such Registrable Shares in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there were material misstatements or omissions in connection with the information presented by the Investor for use in connection with such registration.

          (c) Promptly after receipt by an indemnified party under this subparagraph 7.5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this subparagraph 7.5, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to the ability to defend such action, shall relieve such indemnifying party under this subparagraph 7.5 with respect to such claim, but the omission so to notify the indemnifying party will not relieve such party of any liability which such party may have to any indemnified party otherwise other than under this subparagraph
7.5 or with respect to any other claim under this subparagraph 7.5 as to which proper notice is given.

          (d) If recovery is not available under the foregoing indemnification provisions of this paragraph, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the securities (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement of omission, and any other equitable considerations appropriate under the circumstances; provided that in no event will any Investor be required to contribute an amount in excess of the original cost to that Investor of its Shares included in that offering. The Company and the Investor agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

     7.6  REPORTS UNDER THE EXCHANGE ACT.

     With a view to making available to the Investor the benefits of Rule 144 promulgated under the Act, the Company agrees to use its best efforts (i) to file with the SEC in a timely manner all reports and other documents required to be filed by an issuer of securities registered under the Act or the Exchange Act, (ii) to maintain in effect the registration of its Common Stock under
Section 12 of the Exchange Act and (iii) so long as any Investor owns any of the Shares, to furnish in writing upon such Investor's request the following information: (A) the Company's name, address and telephone number, (B) the Company's Internal Revenue Service identification number, (C) the Company's SEC file number, (D) the number of shares of Common Stock outstanding as shown by the most recent report or statement published by the Company, (E) the average weekly volume of trading in such shares reported on all national securities exchanges during the four calendar weeks preceding the date of receipt of request by the Investor, (F) whether the Company has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act and (G) any and all communications by the Company with its shareholders. With respect to a rule or regulation of the SEC (other than Rule 144) which may at any time permit an Investor to sell Common Stock to the public without registration, the Company agrees to take such action as is reasonable to enable utilization of such rule.

     7.7  DEFINITIONS.

          (a) A person shall be deemed an "Investor" if such person then holds any Preferred Shares or Common Stock received upon conversion of the Preferred Shares.

          (b) "Registrable Shares" shall mean and include any shares of Common Stock issuable or issued upon conversion of the Preferred Shares issued pursuant to this Agreement.

8.   COVENANTS.

     8.1  FINANCIAL STATEMENTS.

     The Company promptly shall deliver to each holder of Preferred Shares audited annual and unaudited quarterly financial statements.

     8.2  RESERVATION OF SHARES.

     The Company shall reserve sufficient additional shares of Common Stock for issuance upon conversion of all Preferred Shares then outstanding.

     8.3  ADOPTION OF CERTIFICATE OF DETERMINATION OF PREFERENCES.

     The Company shall adopt and file a Designation of Rights and Preferences attached hereto as Exhibit 1 with respect to the Series C Preferred Shares, and the Investor hereby authorizes, approves and consents to all actions taken or to be taken by the Company in connection with the adoption and filing of such Designation of Rights and Preferences.

     8.4  ISSUANCE OR SALE OF STOCK IN MATERIAL SUBSIDIARIES.

     The Company shall not without the Investor's consent cause to be issued or sold more than 10% of the stock of any material subsidiary.




     8.8  BOARD REPRESENTATION

     Until the date which is three years from the date of this Agreement and so provided that (i) PNC Bank Corp. or any direct and indirect subsidiary thereof (collectively, "PNC") owns an aggregate of at least 500,000 shares of Common Stock and Series C Preferred Shares (which number shall be subject to adjustment to reflect any subdivisions, splits or reverse stock splits of the Common Stock and Series C Preferred Shares); and (ii) the holders of Series C Preferred Shares do not, pursuant to
Section 5(B) of the Designation of Rights and Preferences attached hereto as
Exhibit 1, have a representative on the Board of Directors or observer at the Board of Directors, PNC shall, at each meeting of the shareholders of the Company at which members of the Board of Directors are to be elected, have the right, but not the obligation, to nominate as part of the Board of Directors' slate of nominees one individual to serve as a director of the Company. If PNC does not exercise such right or if such individual is not elected to serve on the Board of Directors following such nomination PNC shall have the right but not the obligation to one observer at each meeting of the Board of Directors

9.   MISCELLANEOUS

     9.1  AGREEMENT IS ENTIRE CONTRACT.

     Except as specifically referenced herein, this Agreement constitutes the entire contract between the parties hereto concerning the subject matter hereof and no party shall be liable or bound to the other in any manner by any warranties, representations or covenants except as specifically set forth herein. Any previous agreement among the parties related to the transactions described herein is superseded hereby. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

     9.2  GOVERNING LAW.

     This Agreement shall be governed by and construed under the laws of the State of New York.

     9.3  COUNTERPARTS.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     9.4  TITLE AND SUBTITLES.

     The titles of the paragraphs and subparagraphs of this Agreement are for convenience and are not to be considered in construing this Agreement.

     9.5  NOTICES.

     Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, registered or certified mail, telefax or nationally recognized express courier and addressed to a party at its address hereinafter shown below or at such other address as such party may designate by 10 days advance written notice to the other party.

     To the Company:

     CYTATION.COM INCORPORATED
     809 Aquidneck Avenue
     Middletown, RI 02842
     Telefax: 401 845-8816
     Attention: Richard Fisher

     To the Investor:

     PNC INVESTMENT CORP.
     249 5th Avenue, 20th Floor
     Pittsburg, PA 15222

     Telefax: 412 762-6612
     Attention: Martin  Hurbi

     Copy to:
     General Counsel  for Consumer Banking
     PNC INVESTMENT CORP
     249 5TH Avenue, 21st Floor
     Fax: 412 762-4334


     9.6  SURVIVAL OF WARRANTIES.

     The warranties and representations of the Company contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing hereunder.

     9.7  AMENDMENT OF AGREEMENT.

     Except as expressly provided herein, any provision of this Agreement may be amended or waived on behalf of all Investors by a written instrument signed by the Company and by Investors holding at least a majority of the aggregate of the shares of Common Stock issuable and issued upon conversion of the Series C Preferred Shares.


                      [SIGNATURES BEGIN ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first written above.


CYTATION.COM INCORPORATED



    /s/ Kevin J. High
By: _________________________
      Authorized Signature



Kevin J. High
President



PNC INVESTMENT CORP.



    /s/ Robert L. Haunschild
By:__________________________
     Authorized Signature



Robert L. Haunschild
Chairman

Schedule 2.2
--------------------------------------------------------------------------------
              Cytation.com Incorporated Common Stock Issue History
             (Does not include shares reserved, but not yet issued)
--------------------------------------------------------------------------------

                                                            Amount            Total
Date           Issued to                                    Issued        Outstanding
---------------------------------------------------------------------------------------
3/5/1999       Shares outstanding at effective date
               of merger                                                   8,284,836

5/7/1999       IB Channel                                     40,000       8,324,836

5/7/1999       Genesis Communications
               (Lafferman)                                    15,000       8,339,836

5/7/1999       EER Systems                                   175,000       8,514,836

5/7/1999       Brennan/Dyer/Davis                            432,375       8,947,211

5/7/1999       Outreach Technologies                          20,000       8,967,211

5/7/1999       Bridge Lenders                                185,000       9,152,211

8/10/1999      Former ECI Shareholders                       550,809       9,703,020

8/10/1999      USA Group Noel-Levitz                         108,196       9,611,216

8/10/1999      Wolf Rock Corporation                           9,836       9,821,052

8/20/1999      Piedmont Consulting                             5,000       9,526,052

8/20/1999      Veritas Group                                  20,000       9,846,052

8/20/1999      Employer 401K Match                               288       9,846,340
---------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
        Cytation.com Incorporated Series A Preferred Stock Issue History
--------------------------------------------------------------------------------

                                                            Amount            Total
Date           Issued to                                    Issued        Outstanding
---------------------------------------------------------------------------------------
3/5/1999       Shares outstanding at effective date
               of merger                                                          --

4/2/1999       Provident Life and Accident
               Insurance Company                             750,000         750,000

5/11/1999      1st Trust & Co., for Andrew F.
               Nicoletta IRA                                  25,000         775,000

9/1/1999       Augsback & Co. Investment Group                90,000         865,000

9/7/1999       Augsback & Co. Investment Group                25,000         890,000

---------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
            Cytation.com Incorporated Series B Preferred Stock History
--------------------------------------------------------------------------------

                                                            Amount            Total
Date           Issued to                                    Issued        Outstanding
---------------------------------------------------------------------------------------


3/5/1999       Shares outstanding at effective date
               of merger                                                          --

8/10/1999      Former ECI Shareholders                       234,771         234,771

8/10/1999      USA Group Noel-Levitz                          45,000         279,771
---------------------------------------------------------------------------------------


                                   EXHIBIT 1

               DESIGNATION OF RIGHTS AND PREFERENCES OF SERIES C
                     NON-VOTING CONVERTIBLE PREFERRED STOCK
                                       OF
                           CYTATION.COM INCORPORATED


1.   Designation, Initial Number and Date of Issue.

     The class of shares of preferred stock hereby classified shall be designated the "Series C Preferred Stock" (the "Series C Preferred Stock"). The initial number of authorized shares of the Series C Preferred Stock shall be One Million (1,000,000). The Stated Value of the Series C Preferred Stock shall be $4.00 per share, and the Par Value of the Series C Preferred Stock shall be $.01 per share. The date that a share of Series C Preferred Stock is issued is referred to herein as its "Date of Issue."

2.   Distributions.

     The holders of the Series C Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of the Company, out of funds at the time legally available for payment of dividends in the State of New York, a cumulative dividend at an annual rate, based on a year of 360 days consisting of 12 thirty-day months, equal to 6% applied to the amount of the Stated Value per share of Series C Preferred Stock. Such dividends shall be payable in respect of each share of Series C Preferred Stock quarterly, in arrears, on the last day of March, June, September and December in each year (each a "Dividend Payment Date"), commencing on the first such date to occur which is at least thirty days after its Date of Issue. The dividend payable on the first Dividend Payment Date shall be calculated and based on the period from the Date of Issue through such Dividend Payment Date. Each period commencing on the later of the Date of Issue of a share of the Series C Preferred Stock or the first day after the last preceding Dividend Payment Date and ending on the next Dividend
Payment Date or, in the case of a final dividend, the effective date of a liquidating distribution or conversion of such shares of Series C Preferred Stock into Common Stock is referred to herein as a "Dividend Period." If the date fixed for payment of a final liquidating distribution on any shares of Series C Preferred Stock or the date on which any shares of Series C Preferred Stock are converted into Common Stock does not coincide with a Dividend Payment Date, then subject to the provisions hereof relating to such liquidating distribution or conversion, the final Dividend Period applicable to such shares shall be the period from the last Dividend Payment Date prior to the date such liquidating distribution or conversion occurs through the effective date of such liquidating distribution or conversion.

3.   Conversion.

     Subject to the limitation set forth in paragraph 3(K) below, the Series C Preferred Stock shall be convertible into such number of fully paid, validly issued and nonassessable shares of Common Stock, free and clear of any liens, claims or encumbrances as hereinafter provided and, when so converted, shall be canceled and retired and shall not be reissued as such:

     (A) Any holder of the Series C Preferred Stock may at any time or from time to time convert such stock into the Common Stock of the Company. In order to convert the Series C Preferred Stock into Common Stock, the holder thereof on any business day must present and surrender to the Company at its offices located at 809 Aquidneck Avenue, Middletown, RI 02842 the certificate or certificates of the Series C Preferred Stock to be converted into Common Stock, duly endorsed to the Company or in blank, together with a notice of conversion, which shall state therein the number of shares to be converted and the name or names in which such holder wishes the certificate or certificates for Common Stock to be issued ("Conversion Notice").

     (B) Each holder of Series C Preferred Stock shall have the right to convert such Series C Preferred Stock on and subject to the following terms and conditions:

          (i) The Series C Preferred Stock shall be converted into Common Stock at the conversion ratio, determined as hereinafter provided, in effect at the time of conversion. Unless such conversion ratio shall be adjusted as hereinafter provided, the conversion ratio shall be one (1) share of Common Stock for each share of Series C Preferred Stock ("Conversion Ratio").

          (ii) The conversion of the Series C Preferred Stock shall be deemed to have occurred on the date the holder thereof provides and surrenders, as the case may be, to the Company, pursuant to paragraph 3(A) hereof, a Conversion Notice and the certificate or certificates representing the Series C Preferred Stock to be converted into Common Stock, duly endorsed to the Company or in blank. The person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the date of any conversion, but in no event later than 10 business days following the receipt by the Company of the Conversion Notice, the Company shall issue and deliver by hand against a signed receipt therefor or by United States registered mail, return receipt requested, or by overnight delivery service, to the address designated by the holder in the Conversion Notice, a stock certificate or stock certificates of the Company representing the number of shares of Common Stock to which such holder is entitled, together with check or cash in lieu of any fraction of a share and in payment of all accrued and unpaid dividends, to the person or persons entitled to receive same. In case of the conversion of only a part of the shares of any holder of Series C Preferred Stock, the Company shall also issue and deliver to such holder a new certificate of Series C Preferred Stock representing the number of shares of such Series C Preferred Stock not converted by such holder.

          (C)(i) Subject to the limitation set forth in paragraph 3(K) below, the Company may require mandatory conversion of all, but not less than all, of the Series C Preferred Stock on or after the first anniversary of the initial purchase and sale of the Series C Preferred Stock (the "Mandatory Conversion Date"), provided that (x) after the first anniversary of the initial purchase and sale of the Series C Preferred Stock the average closing bid price of the Company's Common Stock on the Over-the-Counter Bulletin Board or the Nasdaq Stock Exchange, as applicable, for the 20 consecutive trading days immediately preceding the

Mandatory Conversion Date has exceeded $6.00 per share; and (y) the Company elected to mandatory convert all other series of Preferred Stock.

          (ii) Conversion of the Series C Preferred Stock in to Common Stock pursuant to this paragraph 3(C) shall be deemed to have occurred on the Mandatory Conversion Date whether or not the holder of such stock delivers to the Company its certificate or certificates for the Series C Preferred Stock. Anything in this Section 3(C) to the contrary notwithstanding, the Company may not require the conversion of any shares of Series C Preferred Stock unless, concurrently with such mandatory conversion, the Company shall also require the mandatory conversion of the same Pro Rata Proportion (as hereinafter defined) of shares of the Series A Preferred Stock of the Company. For the purposes of the preceding sentence "Pro Rata Proportion" shall mean a fraction the numerator of which shall be the number of shares of Series C Preferred Stock or Series A Preferred Stock, as the case may be, subject to mandatory conversion and denominator of which shall be all outstanding shares of Series C Preferred Stock or Series A Preferred Stock, as the case may be.

     (D) The Conversion Ratio shall be subject to adjustment as follows:

          (i) If the Company subdivides (e.g., stock dividend) or splits up the issued and outstanding shares of Common Stock into a greater number of shares of the Common Stock, the Conversion Ratio in effect at the opening of business on the business day immediately preceding the date fixed for the determination of the stockholders whose shares of Common Stock shall be subdivided or split up (the "Split Record Date") shall be proportionately increased, and in case issued and outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Ratio in effect at the opening of business on the business day immediately preceding the date fixed for the determination of the stockholders whose shares of Common Stock shall be combined (the "Combination Record Date") shall be proportionately decreased, such increase or decrease, as the case may be, becoming effective immediately after the opening of business on the business day immediately after the Split Record Date or the Combination Record Date, as the case may be.

          (ii) In case of any capital reorganization, any reclassification of the stock of the Company (other than as a result of a stock dividend or subdivision, split up or combination of shares), or the merger of the Company with or into another person or entity (other than a merger in which the Company is the continuing corporation and which does not result in any change in the Common Stock) or of the sale, exchange, lease, transfer or other disposition of all or substantially all of the properties and assets of the Company as an entirety or the participation by the Company in a share exchange as the corporation the stock of which is to be acquired, the Series C Preferred Stock shall (effective on the opening of business on the date after the effective date of such reorganization, reclassification, merger, sale or exchange, lease, transfer or other disposition or share exchange) be convertible into the kind and number of shares of stock or other securities or property of the Company or of the surviving corporation resulting from such merger or to which such properties and assets shall have been sold, exchanged, leased, transferred or otherwise disposed or which was the corporation whose securities were exchanged for those of the Company to which the holder of the number of shares of Common Stock deliverable (at the close of business on the date immediately preceding the effective date of such reorganization, reclassification, merger, sale, exchange, lease, transfer or other disposition or share exchange) upon conversion of Series C Preferred Stock would have been entitled upon such reorganization, reclassification, merger, sale, exchange, lease, transfer or other disposition or share exchange. The provisions of this subparagraph 3(B)(ii) shall similarly apply to successive reorganizations, reclassifications, mergers, sales, exchanges, leases, transfers or other dispositions or other share exchanges.

(iii) If the Company shall issue to the holders of its Common Stock rights or warrants to subscribe for or purchase shares of its Common Stock at a price less than 90% of the Current Market Price (as defined below in its paragraph) of the Company's Common Stock at the record date fixed for the determination of the holders of Common Stock entitled to such rights or warrants, the conversion rate in effect immediately prior to said record date shall be increased, effective at the opening of business on the next following full business day, to an amount determined by multiplying such conversion rate by a fraction the numerator of which is the number of shares of Common Stock of the Company outstanding immediately prior to said record date plus the number of additional shares of its Common Stock offered for subscription or purchase and the denominator of which is said number of shares outstanding immediately prior to said record date plus the number of shares of Common Stock of the Company which the aggregate subscription or purchase price of the total number of shares so offered would purchase at the Current Market Price of the Company's Common Stock at said record date. The term "Current Market Price" at said record date shall mean the average of the daily last reported sale price per share of the Company's Common Stock on the principal stock exchange on which the Common Stock is then listed during the 20 consecutive full business days commencing with the 30th full business day before said record date, provided that if there was no reported sale on any such day or days there shall be substituted the average of the closing bid and asked quotations on that exchange on that day, and provided further that if the Common Stock was not listed on any stock exchange on any such day or days there shall be substituted the average of the lowest bid and the highest asked quotations in the over-the-counter market on that day.

          (iv) Whenever the Conversion Ratio shall be adjusted as provided herein, the Company shall prepare and send to the holders of the Series C Preferred Stock a statement, signed by the chief financial officer of the Company, showing in detail the facts requiring such adjustment and the Conversion Ratio that shall be in effect after such adjustment.

          (v) In the event the Company shall propose to take any action of the types described in paragraph 3(D) hereof, the Company shall give notice to the holder of Series C Preferred Stock, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall be given on or prior to the earlier of 30 days prior to the record date or the date which such action shall be taken. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Ratio and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of the Series C Preferred Stock. Failure to give notice in accordance with this paragraph 3(D)(v) shall not render such action ultra vires, illegal or invalid.

     (E) No adjustment of the Conversion Ratio shall be made in any of the following cases:

          (i) the grant or exercise of stock options hereafter granted, or under any employee stock option plan now or hereafter authorized, to the extent that the aggregate of the number of shares which may be purchased under such options and the number of shares issued under such employee stock option plan is less than or equal to ten percent (10%) of the number of shares of Common Stock outstanding on January 1 of the year of the grant or exercise;

          (ii) the issuance of shares of Common Stock in connection with the acquisition by the Company or by any subsidiary of the Company of 80% or more of the assets of another corporation, and shares issued in connection with the acquisition by the Company or by any subsidiary of the Company of 80% or more of the voting shares of another corporation (including shares issued in connection with such acquisition of voting shares of such other corporation subsequent to the acquisition of an aggregate of 80% of such voting shares), shares issued in a merger of the Company or a subsidiary of the Company with another corporation in which the Company or the Company's subsidiary is the surviving corporation, and shares issued upon the conversion of other securities issued in connection with any such acquisition or in any such merger;

          (iii) the issuance of shares of Common Stock pursuant to all stock options, warrants and convertible securities outstanding on the date of the filing of this Certificate of Amendment to the Certificate of Incorporation of the Company ("Certificate");

          (iv) sales of Common Stock of the Company for cash in an underwritten public offering.

     (F) Whenever the Conversion Ratio is adjusted as herein provided, the Company shall prepare a certificate signed by the Treasurer of the Company setting forth the adjusted conversion ratio and showing in reasonable detail the facts upon which such adjustment is based. As promptly as practicable, the Company shall cause a copy of such certificate to be mailed to each holder of record of issued and outstanding Series C Preferred Stock at the address of such holder appearing on the Company's books.

     (G) The Company shall pay all taxes that may be payable in respect of the issue or delivery of Common Stock on conversion of Series C Preferred Stock pursuant hereto, but shall not pay any tax which may be payable with respect to income or gains of the holder of any Series C Preferred Stock or Common Stock or any tax which may be payable in respect of any transfer involved in the issue and delivery of the Common Stock in a name other than that in which the Series C Preferred Stock so converted was registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the


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

amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

     (H) (i) Upon conversion of any shares of Series C Preferred Stock pursuant to paragraphs 3(A) and (B) hereof, the holders of such shares of Series C Preferred Stock so converted shall not be entitled to receive any dividends declared with respect to such shares of Series C Preferred Stock unless such dividends shall have been declared by the Board of Directors and the record date for such dividends shall have been on or before the date such shares shall have been converted. No payment or adjustment shall be made on account of dividends declared and payable to holders of Common Stock of record on a date prior to the date of the conversion of shares of Series C Preferred Stock pursuant to paragraphs 3(A) and 3(B) hereof.

          (ii) Upon the mandatory conversion of any shares of Series C Preferred Stock pursuant to paragraph 3(C) hereof, the holders of such shares of Series C Preferred Stock so converted shall be entitled to receive a dollar amount equal to all accrued dividends and unpaid distributions prior to the Mandatory Conversion Date, whether or not declared thereon.

     (I) No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any shares of Series C Preferred Stock. If more than one share of Series C Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of such shares so surrendered. If the conversion of any share of Series C Preferred Stock results in a fraction, an amount equal to such fraction multiplied by the current market value of the Common Stock on the day of conversion shall be paid to such holder in cash by the Company. For purposes of this paragraph 3(I), "current market value of Common Stock" shall mean the value of the Common Stock as reflected in the last trade of the Common Stock on the date of conversion.

     (J) The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized Common Stock, for the purpose of effecting the conversion of the issued and outstanding Series C Preferred Stock, the full number of shares of Common Stock then deliverable in the event and upon the conversion of all of the Series C Preferred Stock then issued and outstanding.

     (K) In no event shall PNC Bank Corp. or any indirect or direct subsidiary thereof (collectively, "PNC") be entitled to convert any shares of Series C Preferred Stock nor shall the Company be entitled to require conversion of any shares of Series C Preferred Stock in excess of that number of shares of Series C Preferred Stock upon the conversion of which the sum of (1) the number of shares of Common Stock beneficially owned (as such term is defined for the purposes of Rule 13(d) promulgated under the Securities Exchange Act of 1934, as amended) by PNC and (2) the number of shares of Common Stock issuable upon the conversion of the number of shares of Series C Preferred Stock with respect to which the determination in this provision is made, would result in the beneficial ownership by PNC of five percent (5%) or more of the issued and outstanding shares of Common Stock and any series of voting preferred stock of the Company unless PNC has provided to the Company a written opinion of counsel that




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
a greater percentage of beneficial ownership of such capital stock is permissible pursuant to then applicable laws or regulations.

     (L) In no event shall PNC be entitled to sell or otherwise transfer shares of Series C Preferred Stock and Common Stock to a person unaffiliated with PNC or Company if immediately after the transfer (1) the number of shares of Common Stock and any series of voting preferred stock of the Company and (2) the number of shares of Common Stock issuable upon the conversion of the shares of Series C Preferred Stock would result in the beneficial ownership by the acquiring person of five percent (5%) or more of the issued and outstanding shares of Common Stock and any series of voting preferred stock of the Company unless (1) pursuant to a widely dispersed public offering, (2) immediately prior to the transfer the acquiring person would hold, upon exercise of the conversion rights of any Series C Preferred Stock it held immediately prior to the transfer, more than 50 percent of the issued and outstanding Common Stock and any series of voting preferred stock of the Company or (3) the Company has stated in writing that it has no objection to such transfer.

4.   Liquidation or Dissolution.

     In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Company, the holders of the issued and outstanding Series C Preferred Stock shall be entitled to receive for each share of Series C Preferred Stock, before any distribution of the assets of the Company shall be made to the holders of any other class of capital stock, except for holders of the Series A Convertible Preferred Stock which shall have the rights and preferences set forth in the Designation of Rights and Preferences of the Series A Preferred Shares as previously adopted by the Company's Board of Directors and on file with the New York Secretary of State on the date hereof, a dollar amount equal to the Stated Value thereof plus all accrued and unpaid distributions whether or not earned or declared thereon, without interest. After payments in full have been made to all holders of any series of the issued and outstanding preferred stock of the Company, or funds necessary for such payment shall have been set aside in trust for the account of the holders of any series of the issued and outstanding preferred stock of the Company, so as to be and continue to be available therefor, then, before any further distribution of the assets of the Company shall be made, a dollar amount equal to that already distributed to the holders of any series of the issued and outstanding preferred stock of the Company shall be distributed pro-rata to the holders of the other issued and outstanding classes of capital stock of the Company, subject to the rights of any other class of capital stock set forth in the Certificate of Incorporation, as amended, of the Company. After such payment shall have been made in full to the holders of such other issued and outstanding capital stock, or funds necessary for such payment shall have been set aside in trust for the account of the holders of such other issued and outstanding capital stock so as to be and continue to be available therefor, the holders of the issued and outstanding Series C Preferred Stock shall be entitled to participate with the holders of all other classes of issued and outstanding capital stock in the final distribution of the remaining assets of the Company, and, subject to any rights of any other class of capital stock set forth in the Certificate of Incorporation, as amended, of the Company, the remaining assets of the Company shall be divided and distributed ratably among the holders of both the Series C Preferred Stock and the other capital stock then issued and outstanding


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
according to the proportion by which their respective record ownership of shares of Common Stock Equivalents (as defined below in this paragraph) bears to the total number of shares of Common Stock Equivalents then issued and outstanding. "Common Stock Equivalents" shall mean all shares of Common Stock that are outstanding plus all shares of Common Stock issuable upon conversion of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or the Series C Preferred Stock or any other series of convertible preferred stock of the Company. If, upon such liquidation, dissolution, or winding up, the assets of the Company distributable, as aforesaid, among the holders of any series of preferred stock of the Company shall be insufficient to permit the payment of them of said amount, the entire assets shall be distributed ratably among the holders of any series of issued and outstanding preferred stock of the Company. A consolidation or merger of the Company, a share exchange, a sale, lease, exchange or transfer of all or substantially all of its assets as an entirety, or any purchase or redemption of stock of the Company of any class, shall not be regarded as a "liquidation, dissolution, or winding up of the affairs of the Company" within the meaning of this paragraph 4.

5.   Voting Rights and Board Representation.

     (A) Except as otherwise required by applicable law, the Series C Preferred Stock shall not be entitled to vote on any matter.

     (B) So long as there are at least 500,000 shares of Series C Preferred Stock outstanding (which number shall be subject to proportional adjustment to reflect any subdivisions, splits or reverse stock splits of the Series C Preferred Stock) the holders of the Series C Preferred Stock voting separately as a class shall be entitled, as such holders voting separately as a class may determine, to elect one director to the Board of Directors or to appoint one observer to the Board of Directors.

6.   Changes in Terms of Series C Preferred Stock.

     The terms of the Series C Preferred Stock may not be amended, altered or repealed, and no class of capital stock or securities convertible into capital stock shall be authorized, including by way of a merger, which has superior rights to the Series C Preferred Stock as to distributions or liquidation, without the consent of the holders of at least two-thirds of the outstanding shares of Series C Preferred Stock. This Section 6 shall in no way limit the Company's abilities to issue securities which are pari passu with the Series C Preferred Stock.

7.   No Implied Limitations.

     Except as otherwise provided by express provisions of this Certificate, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to classify and reclassify and issue any shares of Series C Preferred Stock and to fix or alter all terms thereof to the full extent provided in the Certificate of Incorporation, as amended, of the Company.

8.   General Provisions.


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
     In addition to the above provisions with respect to the Series C Preferred Stock, such Series C Preferred Stock shall be subject to, and entitled to the benefits of, the provisions set forth in the Company's Certificate of Incorporation, as amended, of the Company with respect to preferred stock generally but not with respect to any series of preferred stock in particular.

9. Notices.

     All notices required or permitted to be given by the Company with respect to the Series C Preferred Stock shall be in writing, and if delivered by first class United States mail, postage prepaid, or by overnight delivery service, to the holders of the Series C Preferred Stock at their last addresses as they shall appear upon the books of the Company, shall be conclusively presumed to have been duly given, whether or not the stockholder actually receives such notice; provided, however, that failure to duly give such notice by mail, or any defect in such notice, to the holders of any stock designated for redemption, shall not affect the validity of the proceedings for the redemption of any other shares of Series C Preferred Stock.


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